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                                                                     Exhibit 3.1

                                   RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                             METAVANTE CORPORATION

          These amended and restated Articles of Incorporation supercede and replace the heretofore existing Articles of Incorporation of Metavante Corporation, as amended, a Wisconsin corporation organized under Chapter 180 of the Wisconsin Statutes.

                                   ARTICLE I

                                     NAME

          The name of the Corporation is Metavante Corporation.

                                  ARTICLE II

                                   PURPOSES

          The Corporation is authorized to engage in any lawful activity for which corporations may be organized under the Wisconsin Business Corporation Law and any successor provisions.

                                  ARTICLE III

                                 CAPITAL STOCK

          The aggregate number of shares which the Corporation shall have the authority to issue, the designation of each class of shares, the authorized number of shares of each class and the par value thereof per share shall be as follows:

         Designation of                        Par Value         Authorized
             Class                             Per Share      Number of Shares
         --------------                        ---------      ----------------
         Common Stock .......................    $.01            300,000,000
         Preferred Stock ....................    $.01             20,000,000

          The preferences, limitations and relative rights of shares of each class and series thereof, if any, and the authority of the Board of Directors of the Corporation to create and to designate series of Preferred Stock and to determine the preferences, limitations and relative rights as between series shall be as follows:

          A. Common Stock.

               1. Voting. Except as otherwise provided by law and except as may be determined by the Board of Directors of the Corporation with respect to shares of Preferred Stock as provided in Section B, below, only the holders of shares of Common Stock shall be
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          entitled to vote for the election of directors of the Corporation and for all other corporate purposes. Except as otherwise provided by law, upon any such vote, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such shareholder.

               2. Dividends. Subject to the provisions of paragraph (2) of Section B, below, the holders of Common Stock shall be entitled to receive such dividends as may be declared thereon from time to time by the Board of Directors of the Corporation, in its discretion, out of any funds of the Corporation at the time legally available for payment of dividends.

               3. Liquidation. In the event of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, after there have been paid to or set aside for the holders of shares of Preferred Stock the full preferential amounts, if any, to which they are entitled as provided in paragraph (3) of Section B, below, the holders of outstanding shares of Common Stock shall be entitled to share ratably, according to the number of shares held by each, in the remaining assets of the Corporation available for distribution.

          B. Preferred Stock.

               1. Series and Variations Between Series. The Board of Directors of the Corporation is authorized, to the full extent permitted under the Wisconsin Business Corporation Law and the provisions of this Section B, to provide for the issuance of the Preferred Stock in one or more series, each of such series to be distinctively designated, and to have such voting rights, redemption or conversion rights, dividend or distribution rights, preferences with respect to dividends or distributions, or other preferences, limitations or relative rights as shall be provided by the Board of Directors of the Corporation consistent with the provisions of the Wisconsin Business Corporation Law and this Article III. The Board of Directors of the Corporation, unless otherwise provided when the series is established, may increase or decrease the number of shares of any series, provided that the number of shares of any series shall not be reduced below the number of shares then outstanding.

               2. Dividends. Before any dividends (other than a dividend payable solely in Common Stock) shall be paid or set apart for payment upon shares of Common Stock, the holders of each series of Preferred Stock shall be entitled to receive dividends at the rate (which may be fixed or variable) and at such times as specified in the particular series, if any. The holders of shares of Preferred Stock shall have no rights to participate with the holders of shares of Common Stock in any dividends in excess of the preferential dividends, if any, fixed for such Preferred Stock.

               3. Liquidation. In the event of liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, the holders of shares of Preferred Stock shall be entitled to be paid the full amount payable on such shares upon the liquidation,

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          dissolution or winding up of the Corporation fixed by the Board of
          Directors with respect to such shares, if any, before any amount shall be paid to the holders of the Common Stock.

                                  ARTICLE IV

                              BOARD OF DIRECTORS

          A. Number. The number of directors (exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock, voting separately as a series pursuant to the provision of these Articles of Incorporation applicable thereto) shall not be less than one (1) nor more than fifteen (15) directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors then in office.

          B. Classification of Board. The directors shall be divided into three classes, designated Class I, Class II and Class III. Class I directors shall be elected initially for a one-year term, Class II directors shall be elected initially for a two-year term and Class III directors shall be elected initially for a three-year term. At each succeeding annual meeting of shareholders beginning in 2001, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. If the number of directors is changed by resolution of the Board of Directors pursuant to this Article IV, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

          C. Tenure and Vacancies. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify. Any newly created directorship resulting from an increase in the number of directors and any other vacancy on the Board of Directors, however caused, shall be filled by the vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, shall hold office for the remaining term of directors of the class to which he or she has been elected and until his or her successor shall be elected and shall qualify.

          D. Removal of Directors. Exclusive of directors, if any, elected by the holders of one or more classes or series of Preferred Stock, no director of the Corporation may be removed from office, except for Cause and by the affirmative vote of not less than 75% of the outstanding shares of capital stock of the Corporation entitled to vote at a meeting of shareholders duly called for such purpose. As used in this Article IV, the term "Cause" shall mean solely malfeasance arising from the performance of a director's duties which has a materially adverse effect on the business of the Corporation.

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          E.   Nominations of Directors. No person, except those nominated by or at the direction of the Board of Directors, shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request, in the form established by the Corporation's By-laws, that a person's name be placed in nomination is received from a shareholder of record by the Secretary of the Corporation, together with the written consent of such person to serve as a director, (i) with respect to an election held at an annual meeting of shareholders, not less than one hundred twenty (120) days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year, or (ii) with respect to an election held at a special meeting of shareholders for the election of directors, not later than the close of business on the eighth day following the date of the earlier of public announcement or notice of such meeting.

          Notwithstanding anything contained in these Articles of Incorporation to the contrary, this Article IV may be amended, altered or repealed only by the affirmative vote of the holders of not less than 75% of the outstanding total shares of stock of the Corporation entitled to vote at a meeting of shareholders duly called for such purpose and by the affirmative vote of the holders of not less than 75% of the outstanding shares of each class or series, if any, entitled to vote thereon at such meeting.

                                   ARTICLE V

                               PREEMPTIVE RIGHTS

          No holder of any shares of the Corporation shall have any preemptive or subscription rights nor be entitled, as of right, to purchase or subscribe for any part of the unissued shares of the Corporation or of any additional shares issued by reason of any increase of authorized shares of the Corporation or other securities whether or not convertible into shares of the Corporation.

                                  ARTICLE VI

                                SHARE DIVIDENDS

          A dividend payable in shares of any class or series of the Corporation may be paid in shares of any other class or series.

                                  ARTICLE VII

                              SHAREHOLDER ACTION

          The shareholders of the Corporation shall not be entitled to take action without a meeting by less than unanimous consent.

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                                 ARTICLE VIII

                             AMENDMENT OF BY-LAWS

          Notwithstanding any other provision of these Articles of Incorporation or the Corporation's By-laws, the Corporation's By-laws may be amended, altered or repealed, and new By-laws may be enacted, only by the affirmative vote of the holders of not less than 75% of the outstanding shares of capital stock of the Corporation entitled to vote at a meeting of shareholders duly called for such purpose and by the affirmative vote of the holders of not less than 75% of the outstanding shares of each class or series, if any, entitled to vote thereon at such meeting, or by a vote of not less than a majority of the entire Board of Directors then in office.

          Notwithstanding anything contained in these Articles of Incorporation to the contrary, this Article VIII may be amended, altered or repealed only by the affirmative vote of the holders of not less than 75% of the outstanding total shares of stock of the Corporation entitled to vote at a meeting of shareholders duly called for such purpose and by the affirmative vote of the holders of not less than 75% of the outstanding shares of each class or series, if any, entitled to vote thereon at such meeting.

                                  ARTICLE IX

                               VOTING PROVISION

          Pursuant to Section 180.1706 of the Wisconsin Statutes, the voting requirements of Sections 180.1003(3), 180.1103(3), 180.1202(3), 180.1402(3), and
180.1404(2) of the Wisconsin Statutes apply to the Corporation.

                                   ARTICLE X

                               REGISTERED OFFICE

          The address of the registered office of the Corporation is 44 East Mifflin Street, Madison, Wisconsin 53703. The name of its initial registered agent at such address is CT Corporation System.

This instrument was drafted by:
Randall J. Erickson
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin 53202

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